EXHIBITS TO


                        AGREEMENT AND PLAN OF ACQUISITION
                                      AMONG
                            ASANTE TECHNOLOGIES, INC.
                                       AND
                              TECHNO CONCEPTS INC.
                                       AND
                            ASANTE ACQUISITION CORP.

                             DATED FEBRUARY 25, 2005

                                 EXHIBIT 1.1(a)
Print Date: 03/16/05
                                  ASSET LISTING
                               ASANTE TECHNOLOGIES

                                                                             Balance as of
                                                                               2/26/2005
                                                                               ---------
ASSETS
CURRENT ASSETS
CASH & CASH EQUIVALENTS
                                     10110  SVB - OPERATING                     14,125.62
                                     10120  SVB - MONEY MARKET                   2,560.18
                                     10130  SVB - PAYROLL                       13,281.77
                                     10500  PETTY CASH                             960.00
                                     10650  OPPENHEIMER TRUST                        3.96
                                     10710  SVB TRUST                              116.28
                                     10920  IMPREST - EUROPE                     1,179.41
                                     10940  ASIA TRUST                             100.00
                                                                            -------------
TOTAL CASH & CASH EQUIVALENTS                                                   32,327.22

TRADE ACCOUNT RECEIVABLE
                                     12010  A/R - TRADE                      1,609,964.77
                                     12110  A/R - CLEARING                         217.22
                                     12200  RSRV - A/R                        (613,885.25)
                                                                            -------------
TOTAL TRADE ACCOUNT RECEIVABLE                                                 996,296.74

INVENTORY
                                     13100  RAW MAT-ASANTE COMPONENT            92,815.36
                                     13180  RAW MAT - CONSIGNED                260,866.59
                                     13300  WIP - ASANTE                        10,886.49
                                     13500  FINISH GOOD - ASANTE               966,809.29
                                     13505  GOODS IN TRANSIT                   101,801.20
                                     13510  FIELD RETURNED UNITS               167,849.16
                                     13515  DEFECTIVE                                  --
                                     13525  REPAIR                                     --
                                     13530  FINISH GOOD - ADV REPL               3,195.44
                                     13535  MATERIAL REVIEW BOARD                1,676.20
                                     13540  FINISHED GOODS CONSIGNED           150,100.47
                                     13560  FINISH GOOD - RMA                   (2,322.01)
                                     13900  RSV-INVENTORY                     (745,682.91)
                                                                            -------------
TOTAL INVENTORY                                                              1,007,995.28

PREPAYMENTS
                                     12500  PREPAID EXPENSES                     3,989.01
                                     12570  PREPAID INVENTORY                          --
                                     12580  PREPAID AMORTIZED                  118,396.31
                                                                            -------------
TOTAL PREPAYMENTS                                                              122,385.32


OTHER CURRENT ASSETS

                                     12040  FED/STATE INCOME TAX                    13.00
                                     12060  A/R - NON TRADE                     29,352.24
                                     12600  SHORT-TERM DEFERRED TAX          3,606,434.00
                                     12610  RSRV-ST DEFERRED TAX            (3,606,434.00)
                                                                            -------------
TOTAL OTHER CURRENT ASSETS                                                      29,365.24

                                                                            -------------
TOTAL CURRENT ASSETS                                                         2,188,369.80

PROPERTY, PLANT & EQUIP
CAPITAL ASSETS
                                     14010  LEASEHOLD IMPROVEMENTS             199,117.03
                                     14050  FURNITURE & FIXTURES               145,477.42
                                     14100  PRODUCTION EQUIPMENT                78,373.51
                                     14150  R & D EQUIPMENT                    497,898.11
                                     14200  INFORMATION SYS EQUIP              171,444.13
                                     14250  COMPUTER EQUIPMENT               1,209,207.92
                                     14300  OTHER OFFICE EQUIPMENT             351,106.97
                                     14350  CAPITAL LEASES                     262,499.82
                                     14360  DEMO UNITS                          15,195.00
                                     14400  SOFTWARE                           230,426.40
                                                                            -------------
TOTAL CAPITAL ASSETS                                                         3,160,746.31

ACCUMULATED DEPRECIATION
                                     15010  ACC DEPR-LEASEHOLD IMPRV          (199,117.03)
                                     15050  ACC DEPR-FURN & FIXTURES          (144,270.08)
                                     15100  ACC DEPR-PROD EQUIPMENT            (78,373.51)
                                     15150  ACC DEPR-R & D EQUIPMENT          (486,228.04)
                                     15200  ACC DEPR-INFO SYS EQUIP           (171,444.13)
                                     15250  ACC DEPR-COMPUTER EQUIP         (1,195,037.94)
                                     15300  ACC DEPR-OTHER EQUIP              (351,107.00)
                                     15350  ACC DEPR-CAPITAL LEASES           (227,927.84)
                                     15360  ACC DEPR-DEMO UNITS                (11,396.25)
                                     15400  ACC DEPR-SOFTWARE                 (230,978.80)
                                                                            -------------
TOTAL ACCUMULATED DEPRECIATION                                              (3,095,880.62)

TOTAL PROPERTY, PLANT & EQUIP                                                   64,865.69

OTHER ASSETS
17100          REFUNDABLE DEPOSITS                                              21,021.53
17200          UNINVOICED ASSET REC'TS                                              (1.66)
17600          LONG-TERM DEFERRED TAX                                           11,000.00
18100          INVESTMENT IN DAVICOM                                            35,000.00
                                                                            -------------

                                                                            -------------
TOTAL OTHER ASSETS                                                              67,019.87

                                                                            -------------
TOTAL ASSETS                                                                 2,320,255.36
                                                                            =============

                                   EXHIBIT 1.1(b)
Print Date: 03/16/05
                                  LIABILITY LISTING
                                 ASANTE TECHNOLOGIES

                                                                             Balance as of
                                                                              2/26/2005
                                                                              ---------
LIABILITIES
CURRENT LIABILITIESABLE
TRADE ACCOUNTS PAY
                                     20010  A/P - TRADE                        911,651.27
                                     20020  RNI--INVENTORY                     119,029.46
                                     20030  RNI--OPERATING PURCHASES             5,517.92
                                     20040  A/P - JV ACCRUAL                   349,785.45
                                                                            -------------
TOTAL TRADE ACCOUNTS PAYABLE                                                 1,385,984.10

ACCRUED EXPENSES
                                     21050  SHORT TERM CAP LEASE                13,752.42
                                     22010  LEGAL, AUDIT & OTHER               323,065.07
                                     22015  GENERAL RESERVE                        469.13
                                     23010  ACC'D PAY-OTHER COMP                (7,612.46)
                                     23050  ACC'D PAY-PR WITHHOLDING             1,304.65
                                     23100  ACC'D PAY-INS COMMISSION            18,017.62
                                     23125  ACC'D PAY-REP COMMISSION            19,107.86
                                     23150  ACC'D PAY-401k                       8,997.70
                                     23200  VACATION                           135,596.33
                                     23250  ESPP                                 2,206.10
                                     25010  ACC'D PAY-FED/STATE TAX            114,530.96
                                     26005  SALES TAX ON FREIGHT                   199.17
                                     26010  SALES/USE TAX                      111,388.13
                                     26011  SALES TAX CA                         6,114.33
                                     26012  SALES TAX MA                             5.63
                                     26028  SALES TAX FL                            97.44
                                     26056  SALES TAX TX                        (2,489.06)
                                     26057  SALES TAX UT                           (12.31)
                                     28100  COOP ADVERTISING                   223,321.15
                                     28110  MAILORDER ADVERTISING               77,242.55
                                     28150  ROYALTY                                192.02
                                     28200  WARRANTY                           429,982.26
                                     28250  DEFERRED RENT                            1.30
                                                                            -------------
TOTAL ACCRUED EXPENSES                                                       1,475,477.99

STOCKHOLDER PAYABLE
                                     20050  LOAN FROM OFFICER                  200,476.71

OTHER CURRENT PAYABLES
                                     21010  SVB - BANK LOAN                    297,668.17

                                                                            -------------
TOTAL CURRENT LIABILITIES                                                    3,359,606.97

LONG-TERM LIABILITIES
29100          CAPITAL LEASE                                                    25,080.30
29200          SUBLEASE DEPOSIT                                                 21,250.00
                                                                            -------------
TOTAL LONG-TERM LIABILITIES                                                     46,330.30
                                                                            -------------
TOTAL LIABILITIES                                                            3,405,937.27
                                                                            =============

                                 EXHIBIT 1.1(c)

              ASSETS/LIABILITIES/COMMITMENTS NOT TAKEN OVER BY AAC


                     ASSETS:

                       CASH                             25,000
                       RESTRICTED STOCK              5,000,000
                       EARN OUT STOCK                3,000,000
                                                   -----------
                        TOTAL                        8,025,000

                     LIABILITIES                        NONE



                     COMMITMENTS                        NONE

                                 EXHIBIT 1.1(d)
                               EARN-OUT AGREEMENT


         1. All assets purchased by Techno pursuant to the Acquisition shall be maintained in Asante Acquisition Corp. ("AAC").

         2. (a) If AAC shall achieve net sales of at least $20,000,000 for the period July 1, 2005 to June 30, 2006, Techno shall issue to Asante or its assignee common stock of Techno having a market value of $1,500,000 (the "2005 Earn-Out Shares"). The market value shall be determined based upon the average closing bid prices for the shares for the last ten (10) trading days before June 30, 2006. The earn-out shares, if earned, shall be delivered to Asante or its assignee on or before July 31, 2006.

                  (b) If AAC shall achieve net sales of at least $30,000,000 for the period July 1, 2006 to June 30, 2007, Techno shall issue to Asante or its assignee common stock of Techno having a market value of $1,500,000 (the "2006 Earn-Out Shares"). The market value of the 2006 Earn-Out Shares shall be determined based upon the average closing bid prices for the shares for the last ten (10) trading days before June 30, 2007. The earn-out shares, if earned, shall be delivered to Asante or its assignee on or before July 31, 2007.

         3. The 2005 Earn-Out Shares and the 2006 Earn-Out Shares shall be subject to the provisions of Section 2.4 of the Acquisition Agreement.

         4. The auditors for Techno as of July 1, 2006 and July 1, 2007, respectively shall determine the net sales of AAC for 2005 and 2006 and the number of 2005 Earn-Out Shares and 2006 Earn-Out Shares to which AAC shall be entitled, if any, and the decisions of the auditors shall be binding upon Techno and Asante or its assignee.

                                   EXHIBIT 2.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT, is by and between TechnoConcepts Incorporated, a Colorado corporation (the "Company"), and Asante Technologies, Inc., a Delaware corporation or its assignee ("Asante" or the "Holder").

         WHEREAS, pursuant to a Amended Agreement and Plan of Acquisition between the Company, Asante Acquisition Corp., a Nevada corporation, and Asante dated February 25, 2005 (the "Acquisition Agreement"), the Company issued to Asante an aggregate of [ ] shares of common stock, $.001 par value of the Company (the "Initial Shares");

         WHEREAS, pursuant to the Acquisition Agreement, the Company has agreed to issues additional shares of its common stock if certain earn-out revenue goals are achieved during the next two years ( the "Earn-out Shares");

         WHEREAS, the Initial Shares and the Earn-out Shares, if and when issued, will not be registered under the Securities Act of 1933 (the "1933 Act"); and

         WHEREAS, pursuant to the terms of and in order to induce Asante to enter into the Acquisition Agreement, the Company, and Asante have agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Asante hereby agree as follows:

         1. Mandatory Registration. The Company agrees to file and use its best efforts to have declared effective a registration statement with the Securities and Exchange Commission (the "SEC") which seeks to register:

                  a. The Initial Shares issued to Asante upon closing of the Acquisition Agreement (the "Registerable Securities") under the 1933 Act within one (1) year after the Closing Date of the transaction contemplated in the Acquisition Agreement.


         2. Cooperation with Company. Asante and/or its assignee will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registerable Securities, at no expense to the Holder.

         3. Registration Procedures. When the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of the Registerable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  a. prepare and file with the SEC a registration statement by the respective Filing Due Dates and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Registerable Securities are sold or become capable of being publicly sold without registration under the 1933 Act.

                  b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or beneficial owners of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the SEC);

                  c. furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities held by such Holder;

                  d. use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the securities held by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  e. use its best efforts to maintain the listing of the Company's common stock on the OTC Bulletin Board or any other securities exchange on which the common stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  f. enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  g. notify the recipients of Registerable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  h. furnish, at the request of the Holder on the date such Registerable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registerable Securities are not being sold through underwriters, on the date the registration statement with respect to such Registerable Securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and to the Holder covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such an opinion and (ii) letters, dated, respectively, (1) the effective date of the registration statement and (2) the date such Registerable Securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing reasonably selected by the Company, addressed to the underwriters, if any, and to the Holder, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Holder of such Registerable Securities may reasonably request and are customarily included in such letters.

         4. Expenses. All expenses incurred in any registration of the Registerable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements to counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Registerable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 3(h)(i); provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter; (b) any stock transfer taxes incurred with respect to Registerable Securities sold in the Offering or (c) the fees and expenses of counsel for the Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

         5. Indemnification. In the event any Registerable Securities are included in a registration statement pursuant to this Agreement:

                  a. Company Indemnity. Without limitation of any other indemnity provided to the Holder, either in connection with the registration statement, the offering of shares pursuant to such registration statement, or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless the Holder, the agents, affiliates, officers, directors and partners of such Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances then existing, or (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, agent, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to such Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

                  b. Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors and representatives, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Holder shall reimburse the Company, its affiliates, officers, directors, partners, underwriters or controlling persons for any legal or other expenses incurred by them in connection with investigating or defending any loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements or information provided by such Holder or such other beneficial owners of Registerable Securities to the Company expressly for use in connection with the offer or sale of Registerable Securities.

                  c. Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 5 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                  d. Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Agreement shall be limited to an amount equal to the proceeds to such Holder of the Registerable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registerable Securities).

                  e. Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registerable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         6. Remedies.

                  a. Time is of Essence. The Company agrees that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holder or beneficial owners to sell their Registerable Securities as quickly as possible after the Company is required to register the Registerable Securities. Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

                  b. Remedies Upon Default or Delay. The Company agrees to issue additional shares of its common stock equal in value to $1000 (valued at the daily closing bid price) for each day that the Company fails to file a registration statement as required by Section 1 above by the respective Filing Due Date. The Company acknowledges that the breach of any part of this Agreement may cause irreparable harm to the Holder or the beneficial owners of Registerable Securities and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         7. Notices.

                  a. All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or e-mailed or faxed with confirmation of receipt or delivered by hand or by overnight delivery service,

                  b. If to the Company, at:

                     Techno Concepts, Inc.
                     15531 Cobrito Road
                     Van Nuys, CA 91406
                     Attn:  Antonio Turgeon

                  or at such other address as it may have furnished in writing to the Holder of Registerable Securities at the time outstanding, or

                  c. if to the Holder of Registerable Securities, at

                     Asante Technologies, Inc.
                     2221 Old Oakland Road
                     San Jose, CA 95131
                     Attn:  Edmond Tseng

                  d. Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three (3) days after so mailed, when e-mailed or faxed shall be deemed to be given when successfully transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

         8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and Asante. Asante shall be permitted to assign the Registerable Securities and the rights provided by this Agreement to a liquidating or holding trust or such other entity deemed appropriate by Asante to hold the Registerable Securities for the benefit of and on behalf of Asante Shareholders.

         9. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and Asante or other beneficial owners holding securities representing a majority of the Registerable Securities; provided, however, that no such amendment or waiver shall take away any registration right of the Holder or other beneficial owners of Registerable Securities or reduce the amount of reimbursable costs to such Holder other beneficial owners of Registerable Securities in connection with any registration hereunder without the consent of any other, if more than one Holder; further provided, however, that without the consent of any other holder of Registerable Securities, if more than one, any holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other holder of Registerable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

         10. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11. Attorney's Fees. The prevailing party in any action or proceeding relating to or arising out of this Agreement shall recover its attorney's fees and other costs from the non-prevailing party, in addition to any other relief to which such prevailing party is entitled.


         12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to conflicts of law principles.

         13. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         14. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of _________, 2005.

                                      TECHNO CONCEPTS, INC.


                                      By:
                                           -------------------------------------
                                                  Antonio Turgeon, President


                                      ASANTE TECHNOLOGIES, INC.


                                      By:
                                           -------------------------------------
                                                  Jeff Lin, President

                                 EXHIBIT 3.1(c)

                         DERIVATIVE SECURITIES OF ASANTE

         As of March 23, 2005, Asante had a total of 1,695,598 shares of its common stock issuable pursuant to options granted under its 2001 Stock Option Plan; Key Executive Option Plan; 1993 Director's Stock Option Plan; 2000 Non-Statutory Stock Option Plan and 1990 Stock Option Plan. All of these options will terminate pursuant to the terms of each respective Plan as a result of the Acquisition Transaction with Techno.

         Asante has outstanding warrants to purchase up to 7,005,000 shares of common stock at an exercise price of $0.50 per share.

         Asante has no convertible securities outstanding.

                                 EXHIBIT 5.8(a)

                    LIST OF OFFICERS AND EMPLOYEES OF ASANTE

TITLE              NAME              SALARY      BONUS/COMM.   %AGE        NO OF SHARES
-----              ----              ------      -----------   ----        ------------
CEO                Jeff Lin          225,000         25%        4.0%          TBD

CFO                Raj Matthew       175,000         15%        1.5%          TBD

VP OPERATIONS      Dave Kichar       175,000         15%        1.5%          TBD

VP MARKETING       Craig Johnson     175,000         15%        1.5%          TBD

VP ENGINEERING     Y.C. Wang         175,000         15%        1.5%          TBD

VP SALES           Phil Berkowitz    150,000         40%        1.5%          TBD

                                 EXHIBIT 5.8(b)

                          FORM OF EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of May 01, 2005 (the "Effective Date"), by and between Asante Acquisition Corporation, a Nevada corporation (the "Company"), and Jeff Lin (the "Executive").
WHEREAS, the Company desires to employ the Executive as of the Effective Date and the Executive desires to accept employment with the Company on the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

        1. Employment and Duties. During the Employment Period (as defined in paragraph 2 below), the Executive will serve as President of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities for the Executive's corporate offices and positions as set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign to the Executive, in all cases to be consistent with the Executive's corporate offices and positions. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a director of the Company, and, if elected, the Executive shall serve in such capacity without additional compensation.

        2. Employment Period.

                  (a) Basic Rule. The employment period shall begin upon the Effective Date and shall continue thereafter until April 30, 2008 (the
"Employment Period"), unless sooner terminated pursuant to the provisions of this Agreement.

                  (b) Early Termination. The Company may terminate the Executive's employment prior to the end of the Employment Period by giving the Executive 30 days' advance notice in writing. If the Company terminates the Executive's employment prior to the end of the Employment Period for any reason other than Cause or Disability, both as defined below, or if the Executive terminates his employment for Good Reason, as defined below, the provisions of paragraphs 11(a)(i), 11(b) and 11(c) shall apply. The Executive may terminate his employment prior to the end of the Employment Period by giving the Company 30 days' advance written notice. If the Executive terminates his employment prior to the end of the Employment Period other than for Good Reason, the provisions of paragraph 11(b)(ii) shall apply. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this subparagraph 2(b).

                  (c) Death. The Executive's employment shall terminate in the event of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, provided that the
Company's obligations under paragraphs 11(a)(i) and 11(c) shall not be interrupted as a result of the Executive's death. The Executive's rights under the benefit plans of the Company in the event of the Executive's death shall be determined under the provisions of those plans.

                  (d) Cause. The Company may terminate the Executive's employment for cause by giving the Executive 30 days' advance notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to substantially perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or
(iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

                  (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

                  (f) Good Reason. Employment with the Company may be regarded as having been constructively terminated by the Company, and the Executive may therefore terminate his employment for Good Reason and thereupon become entitled to the benefits of paragraphs 11(a)(i), 11(b) and 11(c) below, if, before the end of the Employment Period, one or more of the following events shall occur (unless such event(s) applies generally to all senior management of the Company):

                            (i) without the Executive's express written consent,
the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which results in a significant diminution in the Executive's position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of the Executive from such position and responsibilities;

                            (ii)  without  the   Executive's   express   written
consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction;

                            (iii) a  material  reduction  by the  Company in the
Base Salary or Bonus opportunity of the Executive as in effect immediately prior to such reduction;

                            (iv) a material reduction by the Company in the kind
or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced;

                            (v) the relocation of the Executive to a facility or
a location more than 25 miles from the Executive's then present location, without the Executive's express written consent;

                            (vi) any purported  termination  of the  Executive's
employment by the Company which is not effected for death, Disability or for Cause, or any purported termination for which the grounds relied upon are not valid;

                            (vi)  the  failure  of the  Company  to  obtain  the
assumption of this Agreement by any successor; or

                            (vii)  any  material  breach by the  Company  of any
material  provision of this Agreement.

        3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices in San Jose and Los Angeles, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

        4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Period a base salary (the "Base Salary") at an annual rate of not less than $225,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review the Base Salary at least annually as of the payroll payment date nearest each anniversary of the Effective Date (beginning in 2005) and to make such increases therein as the Board of Directors may approve.

        5. Bonus. Beginning with the Company's 2005 fiscal year and for each fiscal year thereafter during the Employment Period, the Executive will be eligible to receive an annual bonus (the "Bonus") of up to 25% of the Executive's Base Salary for such fiscal year based upon certain financial criteria to be agreed upon by the Executive and the Board of Directors including revenue and profitability targets and other organizational milestones. On or before December 31, 2005, the Executive shall prepare and submit for the Board of Directors' approval, a management bonus program that will include the terms and conditions of the Executive's Bonus opportunity.

The Bonus payable hereunder shall be payable quarterly in accordance with the Company's normal practices and policies and shall be determined with respect to the first three quarters of each fiscal year on the basis of unaudited quarterly financial statements and, with respect to the fourth quarter, on the basis of audited financial statements. The earned Bonus shall be paid within 30 days after such statements have been finally delivered to the Board of Directors or as otherwise agreed by the Board of Directors and the Executive.

        6. Stock Option.

                  (a) Techno Stock Option(s). Immediately following the execution of this Agreement, the Company will cause Techno to issue to Employee, options to purchase shares of common stock of Techno having a market value of $2,000,000. Such options vest during the term of this Agreement at the rate of 16.66% of the total number of options on each June 30th and December 31st during the term of this Agreement commencing June 30, 2005, provided that this Agreement is in effect as of any of such dates. The options shall be exercisable six months after the date of vesting. Options shall contain "cashless exercise" provisions and shall be subject to such other terms and conditions as are described in paragraph 6(d) and 6(e) below.

                  (b) Initial Option. Effective as of the Effective Date, the Company shall grant the Executive an option (the "Initial Option") to purchase (4% of fully diluted capitalization of the Company) ________ shares of common stock (the "Initial Option Shares") at $ ______ per share. The Initial Option shall vest as described in paragraph 6(d) below and shall be subject to such other terms and conditions as are described in paragraph 6(e) below.

                  (c) Additional Option(s). If, prior to (subsequent `spin-off" ) an underwritten public offering of the Company's common stock, the Company sells or issues its shares in connection with a private financing or otherwise, the Company will grant an additional option or options (the "Additional Option") to the Executive, which, when added to the Initial Option, will result in the Executive holding options (including previously exercised options) to acquire two and a half (2.5%) of the Company's then outstanding common stock on an as-converted basis. Each Additional Option, if any, will be priced at the fair market value of shares on the date the Option is granted. Each Additional
Option, if any, shall vest as described in paragraph 6(d) below and shall be subject to such other terms and conditions as are described in paragraph 6(e) below.

                  (d) Vesting. 25% of the Initial Option Shares shall vest and become exercisable as of May 1, 2005. The remaining 75% of the Initial Option Shares shall vest and become exercisable monthly over the 36-month period that begins June 1st , 2005 and ends May 31, 2008. Shares of the Company's common stock that are subject to Additional Option(s), if any ("Additional Option Shares"), shall vest and become exercisable as to 25% of the Additional Option Shares as of the date each such Additional Option is granted. The remaining 75% of Additional Option Shares shall vest and become exercisable monthly over the 36-month period that begins on ______________, 19___ and ends ______________,
19___. In addition, in the event of a Change in Control (as defined below), the unvested portion of the Initial Option, Techno Option and the Additional Option(s), if any, shall automatically accelerate and the Executive shall have the right to exercise all or any portion of such Options, in addition to any portion of the Option(s) exercisable prior to such event. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the equity financing described in paragraph 11(d) below:

                            (i) Any  "person"  (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or Techno representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power represented by the Company's then outstanding voting securities; or

                            (ii) A change  in the  composition  of the  Board of
Directors of the Company or Techno occurring within a three-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                            (iii) A merger or  consolidation  of the  Company or
Techno with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  (e) Option Provisions. The Initial Option, Techno Option and each Additional Option, if any, shall be granted under the __________________ 19___ Stock Option Plan (the "Stock Plan") and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant the Initial Option, Techno Option and/or the Additional Option(s), if any, outside of the Stock Plan, and any such Options shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof. The Initial Option, Techno Option and each Additional Option, if any, will expire on the first to occur of: (i) in the event the Executive's employment terminates by reason of the Executive's death or by the Company as a result of the Executive's Disability, twelve (12) months from the date of such termination; (ii) in the event the Executive terminates his employment for Good Reason, or in the event the Company terminates the Executive's employment other than for Cause, ________ (___) months from the date of such termination; (iii) in the event the Executive resigns (other than for Good Reason) or is terminated by the Company for Cause, ninety (90) days after the date of such resignation or termination; or (iv) ten
(10)  years  from the  date of  grant of each  such  Option.

        7. Expenses. The Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive during the Employment Period (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures. The parties agree that for purposes of this paragraph, the Executive's air travel shall be coach class domestically and business class internationally.

        8. Other Benefits. During the Employment Period, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

        9. Vacations and Holidays. The Executive shall be entitled to twenty days paid vacation and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

        10. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

        11. Termination Benefits. In the event the Executive's employment terminates prior to the end of the Employment Period, then the Executive shall be entitled to receive severance and other benefits as follows:

                  (a)  Severance.

                            (i)  Involuntary  Termination.  Subject to paragraph
11(d) below, if the Company terminates the Executive's employment other than for Disability or Cause, or if the Executive terminates his employment for Good Reason, then, in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his Base Salary until the end of the Employment Period or, if earlier, until a breach by the Executive of his obligations under paragraphs 12 or 13 hereof; provided, however, that such payments shall be reduced to the extent of any other compensation that the Executive receives or earns in the event he obtains a full-time senior management position with a subsequent employer, provided such position offers the Executive duties and responsibilities that are comparable to those described in paragraph 1.

                            (ii) Other  Termination.  Subject to paragraph 11(d)
below, in the event the Executive's employment terminates for any reason other than as described in paragraph 11(a)(i) above, including by reason of the Executive's death, Disability or resignation other than for Good Reason, then the Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

                  (b) Options. In the event the Executive's employment is terminated by the Company as described in paragraph 11(a)(i) above, then the Executive shall continue to vest in the unvested portion of the Initial Option, Techno Options and Additional Options, if any, for a period of three (3) years from the date of such termination (subject to the term of each such Option).

                  (c) Bonuses. Subject to paragraph 11(d) below, in the event the Executive's employment is terminated by the Company as described in paragraph 11(a)(i) above, then the Executive shall be entitled to receive the Bonus described in paragraph 5 as through he had remained an employee through the end of the Employment Period. In the event the Executive's employment terminates for any other reason (other than Cause) during any fiscal year of the Company ending during the Employment Period, then the Executive (or his estate) shall be entitled to payment of a portion of the Bonus determined, after the end of such fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the end of such fiscal year, by a fraction, the numerator of which will be the number of days in which he was employed by the Company (or any of its subsidiaries) in such fiscal year, and the denominator of which shall be the number of days in such fiscal year. To the extent all or any portion of the Bonus is payable to the Executive pursuant to the preceding sentence, such amount shall be paid in accordance with paragraph 5. In the event the Executive's employment is terminated by the Company for Cause, then the Executive shall not be entitled to any Bonus for the fiscal year in which such termination occurs.

                  (d) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

        12. Proprietary Information. During the Employment Period and thereafter, the Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's form of Employee Agreement, which is attached hereto as Exhibit A and incorporated herein by reference.

        13. Non-Solicit. The Executive covenants and agrees with the Company that during his employment with the Company and for a period expiring one (1) year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

        14. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

        15. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 11(a)(i), 11(b) and 11(c) of this Agreement, subject to the terms and conditions therein.

        16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Jose, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 10 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 10-day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within 5 days after the end of such 10-day period and the two arbitrators so selected shall select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

        17. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

        18. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        19. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                Jeff Lin

                                    ------------------------------------

                                    ------------------------------------

If to the Company:                  TechnoConcepts, Inc.

                                    ------------------------------------

                                    ------------------------------------

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

        20. Integration. This Agreement and the Exhibit hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

        21. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

        22. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        23. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        24. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

        25. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                       -----------------------------------------

                                       By
                                          --------------------------------------

                                       Title
                                          --------------------------------------


                                       EXECUTIVE:



                                       -----------------------------------------
                                       [Typed name of executive]